NEWS RELEASE                                                       Exhibit 99.1
Cone Mills Corporation
Greensboro, NC 27415


                                                          For Immediate Release
Contact:
Gary L. Smith                                             W. Scott Wenhold
Executive Vice President and CFO                          Treasurer
336.379.6220                                              336.379.6220


                         Cone Extends Credit Facilities

         Greensboro, NC -May 28 2003 - Cone Mills Corporation (NYSE:COE) announced that on May 27, 2003 it amended agreements with its lenders extending its existing credit facility and senior note obligations through March 15, 2004. With the amendments, the outstanding balance of the senior note is $22 million with an interest rate of 14.2%, and the existing revolving credit agreement has been split into two components. The first component is a $25 million, 12% senior note and the second component is a $31 million revolving credit facility priced at LIBOR + 6.75% (currently approximately 8.10%).

The agreements call for monthly amortizations of $833,333, beginning in July 2003. As a part of the extension, Cone settled the Equity Appreciation Rights, which were contingent rights that were granted as a part of the November 2001 agreements, for $4.1 million. The rights were paid 50% in cash ($2.1 million), the entering into new senior notes of $1.8 million and the election by two lenders to receive approximately 169,000 shares of Cone common stock. The company will recognize a pre-tax charge of $4.1 million in its second quarter financial statements to reflect the settlement of these contingent rights. As of the date of closing, the company had cash and availability under its credit facilities in excess of $20 million.

Chief financial officer, Gary L. Smith, commented, " This transaction provides the time necessary to evaluate potential business opportunities that would allow us to execute our strategic vision and propose a comprehensive plan for a long-term capital structure. It also provides the necessary liquidity and flexibility for the company to operate during these uncertain economic conditions."

Founded in 1891, Cone Mills Corporation, headquartered in Greensboro, NC, is the world's largest producer of denim fabrics and the largest commission printer of home furnishings fabrics in North America. Manufacturing facilities are located in North Carolina and South Carolina, with a joint venture plant in Coahuila Mexico.

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     The matters  disclosed in the  foregoing  release  include  forward-looking statements. These statements represent Cone's current judgment on the future and are subject to risks and uncertainties that could cause actual results to differ materially. These forward-looking statements include statements relating to our anticipated financial performance and business prospects. These forward-looking statements speak only as of the date stated and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it
     clear   that  any   expected   results   expressed   or  implied  by  these
     forward-looking  statements will not be realized.  Although we believe that
     the  expectations   reflected  in  these  forward-looking   statements  are
     reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the
     forward-looking   statements.    These   forward-looking   statements   are
     necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which may be beyond our control, that could cause actual results to differ materially from those suggested by the forward-looking statements. Such factors include, without limitation:

     o the demand for textile products, including Cone's products, will vary with the U.S. and world business cycles, imbalances between consumer demand and inventories of retailers and manufacturers and changes in fashion trends,

     o the highly competitive nature of the textile industry and the possible effects of reduced import protection, free-trade initiatives and retaliatory measures in trade disputes,

     o the unpredictability of the cost and availability of cotton, Cone's principal raw material, and other manufacturing costs,

     o Cone's relationships with Levi Strauss as its major customer including its sourcing practices,

     o Cone's ability to attract and maintain adequate capital to fund operations and strategic initiatives,

     o    increases in prevailing interest rates,

     o Cone's ability to complete an acceptable recapitalization transaction that will enable it to expand its denim manufacturing in low-cost countries, and

     o the effect on Cone's sales and markets of events such as the events of September 11, 2001.

     For a further  description of these risks, see Cone's 2002 Form 10-K, "Item
     1. Business -Competition, - Raw Materials and - Customers" and "Item 7. Management's Discussion and Analysis of Results of Operations and Financial Condition - Overview." Other risks and uncertainties may be described from time to time in Cone's other reports and filings with the Securities and Exchange Commission.

http://www.cone.com
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